SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 10, 2005

                                 Date of Report
                        (Date of earliest event reported)

                       NEW BRUNSWICK SCIENTIFIC CO., INC.

               (Exact Name of Registrant as Specified in Charter)

          New Jersey                    0-6994               22-1630072

(State or Other Jurisdiction of          (Commission File Number)
(IRS Employer
 Incorporation)                                             Identification No.)


44 TALMADGE ROAD, EDISON, NJ          08818-4005

 (Address of Principal Executive Offices)          (ZIP Code)


          Registrant's telephone number, including area code:  (732) 287-1200

          (Former Name or Former Address, if Changed Since Last Report)







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ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION



                               [GRAPHIC OMITED]

       800.631.5417 - 732.287.1200 - fax:  732.287.4222 - www.nbsc.com - e-mail:
                                                          ------------
                                bioinfo@nbsc.com




                         NEW BRUNSWICK SCIENTIFIC CO., INC.
           P.O. Box 4005 - 44 Talmadge Road - Edison, NJ 08818-4005 U.S.A.

INVESTOR CONTACTS:

Samuel Eichenbaum                                  Matthew J. Dennis, CFA
Vice President, Finance and Treasurer              NBS Investor Relations
New Brunswick Scientific Co., Inc.                 Clear Perspective Group, LLC
732.650.2500                                       440.353.0552
same@nbsc.com                                      mdennis@cpg-llc.com

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                   NEW BRUNSWICK SCIENTIFIC CO., INC., REPORTS
              SECOND-QUARTER AND FIRST-HALF 2005 FINANCIAL RESULTS


EDISON, NEW JERSEY, AUGUST 10, 2005-New Brunswick Scientific Co., Inc. (NBS) (NASDAQ: NBSC), today announced results for the 2005 second quarter and first six months ended July 2, 2005.

Net sales for the second quarter of 2005 increased 1.9% to $15.2 million, compared with last year's second-quarter sales of $14.9 million. Second-quarter net income was $4,000, or breakeven on a per-share basis, versus $432,000, or $0.05 per diluted share, in 2004's comparable period. First-half 2005 net sales advanced to $31.3 million from $29.5 million for the 2004 six-month period-an increase of 6.0%. Net income for the 2005 first half was $411,000, or $0.05 per diluted share, compared with $712,000, or $0.08 per diluted share, for the year-ago first six months. Profitability in 2005 has been negatively impacted by lower margins and higher planned R&D expenses to support the Company's new product development program.

The increase in net sales during 2005's first half was due principally to higher shipments of fermentation equipment, ultra-low temperature freezers and CO2 incubators, and $385,000 was attributable to foreign currency translation. Soft sales in the U.S. were more than offset by higher international sales, particularly in Europe.

During the 2005 second quarter, new orders increased 9.9% versus 2004's second quarter. New orders also rose for the first half of the year-up 5.6%-compared with orders received in the first six months of last year. The increased order activity was aided by the positive effect of the weakness of the U.S. dollar on international sales.

Gross margin contracted during the second quarter and first half due primarily to product mix, partially offset by higher absorption of overhead as a result of the increased volume. Gross margin for the quarter was 39.0% compared with 40.4% in second-quarter 2004; and for the 2005 first half, gross margin was 39.0% versus 40.5% in last year's first six months.

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Commenting  on  the  results,  co-founder and Chairman David Freedman said: "The increase in order activity, especially as of late in the U.S. market, is very encouraging and brightens our outlook for the balance of the year. We continue to invest in our new-product development program and expect these efforts to enhance shareholder value in future periods."

Supporting the Company's new-product development program, research, development and engineering expenses increased 27.3% for the quarter and 26.7% for the half versus last year's respective periods. The increases were due to the cost of outsourcing of certain engineering efforts, prototypes and additional personnel.


To be added to New Brunswick Scientific's e-mail distribution list, please click on the link below:

HTTP://WWW.CLEARPERSPECTIVEGROUP.COM/CLEARSITE/NBSC/EMAILOPTIN.HTML
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ABOUT NEW BRUNSWICK SCIENTIFIC
New Brunswick Scientific Co., Inc., is a leading global provider of a comprehensive line of research equipment and scientific instrumentation for use in the life science industry. The Company's products are used in the creation, maintenance and control of physical and biochemical environments required for the growth, detection and storage of microorganisms for medical, biological and chemical applications, as well as environmental research and commercial product development. NBS is a forerunner in the research and development of pioneering equipment to meet the challenges of new areas of advancement in life science. Established in 1946, New Brunswick Scientific is headquartered in Edison, New Jersey, with sales and distribution facilities strategically located in the United States, Europe and Asia. For more information, please visit www.nbsc.com
                                                                    ------------
..


This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Company. The forward-looking statements involve a number of risks and uncertainties, including but not limited to, changes in economic conditions, demand for the Company's products, pricing pressures, intense competition in the industries in which the Company operates, the need for the Company to keep pace with technological developments and respond in a timely manner to changes in customer needs, the Company's dependence on third-party suppliers, the effect on foreign sales of currency fluctuations, acceptance of new products, the labor relations of the Company and its customers and other factors identified in the Company's Securities and Exchange Commission filings. Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors. The Company undertakes no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.



                           --FINANCIAL TABLES FOLLOW--


                                      # # #

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
              NEW BRUNSWICK SCIENTIFIC CO., INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                   THREE MONTHS ENDED    SIX MONTHS ENDED
                                                   JULY 2, 2005          JULY 3, 2004        JULY 2, 2005    JULY 3, 2004
                                                   --------------------  ------------------  --------------  --------------
                                                                         Restated*                           Restated*
Net sales                                          $            15,180   $          14,905   $      31,288   $      29,527

Operating costs and expenses:
  Cost of sales                                                  9,267               8,883          19,073          17,574
  Selling, general and administrative expenses                   4,601               4,431           9,123           8,703
  Research, development and engineering expenses                 1,239                 973           2,376           1,876
                                                   --------------------  ------------------  --------------  --------------

    Total operating costs and expenses                          15,107              14,287          30,572          28,153
                                                   --------------------  ------------------  --------------  --------------

Income from operations
                                                                    73                 618             716           1,374
Other income (expense):
  Interest income                                                   58                  17             111              35
  Interest (expense) credit                                       (145)                 56            (181)           (155)
  Other, net                                                         2                  (5)             21             (69)
                                                   --------------------  ------------------  --------------  --------------
                                                                   (85)                 68             (49)           (189)
                                                   --------------------  ------------------  --------------  --------------

(Loss) income before income tax (benefit) expense                  (12)                686             667           1,185
Income tax (benefit) expense                                       (16)                254             256             473
                                                   --------------------  ------------------  --------------  --------------
Net income                                         $                 4   $             432   $         411   $         712
                                                   ====================  ==================  ==============  ==============
Basic income per share                             $              0.00   $            0.05   $        0.05   $        0.08
                                                   ====================  ==================  ==============  ==============
Diluted income per share                           $              0.00   $            0.05   $        0.05   $        0.08
                                                   ====================  ==================  ==============  ==============

Basic weighted average number of
 shares outstanding                                              8,951               8,714           8,922           8,681
                                                   ====================  ==================  ==============  ==============
Diluted weighted average number of
 shares outstanding                                              9,002               8,882           8,988           8,837
                                                   ====================  ==================  ==============  ==============





                    SELECTED CONSOLIDATED BALANCE SHEET ITEMS
                             (Dollars in thousands)
                                   (Unaudited)


                                             JULY 2, 2005   DECEMBER 31,  2004
                                             -------------  -------------------

Cash and cash equivalents                    $      10,347  $            10,846
Accounts receivable, net                             9,103               11,332
Inventories                                         13,675               12,139
Property, plant and equipment, net                   6,055                6,495
Total assets                                        51,694               53,795
Accounts payable and accrued expenses                7,060                7,592
Long-term debt, net of current installments          5,594                6,022
Shareholders' equity                                35,239               35,955
Working capital                                     26,881               27,198
Current ratio                                    4.1  to 1            3.9  to 1


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


*RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS: ON MARCH 21, 2005, THE COMPANY ANNOUNCED THAT CERTAIN OF ITS HISTORICAL FINANCIAL STATEMENTS REQUIRED RESTATEMENT BECAUSE OF A MISAPPLICATION OF STATEMENT NO. 133 "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" (SFAS NO. 133) AS IT APPLIES TO THREE INTEREST RATE SWAPS THAT WERE ENTERED INTO IN 1999 AND 2004 TO FIX THE INTEREST RATES ON VARIABLE RATE DEBT INCURRED PRIMARILY FOR ACQUISITIONS IN 1999 AND 2003. THE REQUIRED CHANGES AFFECTED THE PREVIOUSLY FILED FINANCIAL
STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 AS WELL AS FOR THE 2003 QUARTERS AND THE 2004 QUARTERS THROUGH OCTOBER 2, 2004. THE RESTATEMENT DID NOT AFFECT THE COMPANY'S REPORTED CASH AND CASH EQUIVALENTS OR INCOME (LOSS) FROM OPERATIONS IN ANY OF THE ABOVE PERIODS.


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